EXHIBIT 99.1
ENTERPRISE FINANCIAL SERVICES CORP REPORTS THIRD QUARTER 2026 RESULTS

Third Quarter Results
•Net income of $42.4 million, or $1.14 per diluted common share, compared to $1.09 for the linked quarter and $1.19 for the prior year quarter
•Net interest margin (“NIM”) of 4.30%, stable with the linked quarter
•Net interest income of $174.6 million, quarterly increase of $5.9 million
•Total loans of $12.3 billion, quarterly increase of $452.3 million
•Total deposits of $15.1 billion, quarterly increase of $624.4 million
•Return on average assets (“ROAA”) of 0.95% for the current and linked quarters, compared to 1.11% for the prior year quarter
•Return on average tangible common equity (“ROATCE”)1 of 10.74%, compared to 10.39% for the linked quarter and 11.56% for the prior year quarter
•Tangible common equity to tangible assets1 of 8.13%, compared to 9.04% in the linked quarter and 9.60% in the prior year quarter
•Tangible book value per common share1 of $39.45, compared to $42.30 for the linked quarter and $41.58 for the prior year quarter
•Returned $46.5 million to stockholders through the repurchase of 525,767 shares for $34.0 million and $12.5 million through common stock dividends
•Increased quarterly dividend $0.01 to $0.36 per common share for the fourth quarter 2026

St. Louis, MO. October 21, 2026 – Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”) today announced financial results for the third quarter of 2026. “The strong loan and deposit growth that our team delivered this quarter reflects our associates’ continued commitment to our clients and the strength of our diversified business platform,” said Jim Lally, President and Chief Executive Officer. “We have continued to grow net interest income which helped offset a higher provision for credit losses for the quarter. The strength of our balance sheet and solid return profile provides the foundation to support our growth while continuing to return capital to stockholders.”

Comparisons to the prior year quarter are affected by the acquisition of 12 branches in Arizona and Kansas in the fourth quarter 2025 (the “Branch Acquisition”). Noninterest income for the prior year quarter also included $32.1 million of anticipated insurance proceeds from a pending claim related to a recapture event with respect to a $24.1 million solar tax credit that the Company purchased and applied to prior taxable periods. The anticipated proceeds from the insurance policy and tax liability resulting from the recapture event, both totaling $32.1 million, are included in “Noninterest Income” and “Income Tax Expense”, respectively, in the Condensed Consolidated Statements of Income for the three and nine months ended September 30, 2025.

1 ROATCE, tangible common equity to tangible assets, and tangible book value per common share are non-GAAP measures. Please refer to discussion and reconciliation of these measures in the accompanying financial tables.

Highlights

•Earnings - Net income in the third quarter 2026 was $42.4 million, an increase of $1.5 million and a decrease of $2.8 million compared to the linked and prior year quarters, respectively. Earnings per diluted common share for the third quarter 2026 was $1.14, compared to $1.09 and $1.19 for the linked and prior year quarters, respectively. Adjusted diluted earnings per share2 was $1.17 in the third quarter 2026, compared to $1.13 and $1.20 in the linked and prior year quarters, respectively.

•Pre-provision net revenue (“PPNR”)2 - PPNR of $74.6 million in the third quarter 2026 increased $6.4 million and $9.0 million from the linked and prior year quarter, respectively. The increase from the linked and prior year quarters was primarily due to an increase in net interest income. Compared to the prior year quarter, the increase was partially offset by an increase in noninterest expense.

•Net interest income and NIM - Net interest income of $174.6 million for the third quarter 2026 increased $5.9 million and $16.3 million from the linked and prior year quarters, respectively. Compared to the linked quarter, net interest income benefitted from organic loan growth, as well as an additional day during the period. Compared to the prior year quarter, net interest income increased primarily due to higher average loan and investment balances and a decrease on rates paid on interest-bearing liabilities. NIM was 4.30% for the current and linked quarters, respectively, and 4.23% for the prior year quarter. The total cost of deposits of 1.54% for the third quarter 2026 increased one basis point and decreased 26 basis points from the linked and prior year quarters, respectively.

•Noninterest income - Noninterest income of $13.2 million for the third quarter 2026 decreased $0.3 million and $35.4 million from the linked and prior year quarters, respectively. Excluding the anticipated insurance proceeds from the pending claim related to the tax credit recapture event included in the prior year quarter, noninterest income decreased $3.3 million from the prior year quarter. The decrease in noninterest income from the linked and prior year quarters was primarily due to a decrease in tax credit income and a net loss on other real estate owned (“OREO”), partially offset by higher rental income included in other income.

•Noninterest expense - Noninterest expense of $114.7 million for the third quarter 2026 decreased $1.1 million from the linked quarter and increased $4.9 million from the prior year quarter. The decrease from the linked quarter was primarily driven by lower employee compensation, partially offset by an increase in loan and legal expenses related to OREO and loan workouts. Compared to the prior year quarter, the increase was primarily due to an increase in loan and legal expenses related to OREO and loan workouts, and higher employee compensation as a result of an increase in the associate base and merit increases.

•Loans - Loans totaled $12.3 billion at September 30, 2026, an increase of $452.3 million and $761.6 million from the linked and prior year quarters, respectively. Average loans totaled $12.1 billion for the current quarter, compared to $11.8 billion and $11.5 billion for the linked and prior year quarters, respectively.

•Asset quality - The allowance for credit losses to total loans was 1.17% at September 30, 2026 and June 30, 2026, respectively, and 1.29% at September 30, 2025. The provision for credit losses in the third quarter 2026 was $18.1 million, compared to $14.2 million and $8.4 million for the linked and prior year quarters, respectively. The ratio of nonperforming assets to total assets was 1.03% at September 30, 2026, compared to 0.92% and 0.83% at June 30, 2026 and September 30, 2025, respectively.

2 Adjusted diluted earnings per share and PPNR are non-GAAP measures. Please refer to discussion and reconciliation of these measures in the accompanying financial tables.

•Deposits - Deposits totaled $15.1 billion at September 30, 2026, an increase of $624.4 million and $1.6 billion from the linked and prior year quarters, respectively. Average deposits were $15.0 billion for the current quarter, compared to $14.6 billion and $13.6 billion for the linked and prior year quarter, respectively. At September 30, 2026, noninterest-bearing deposit accounts totaled $5.0 billion, or 33% of total deposits, and the loan to deposit ratio was 82%.

•Capital - Total stockholders’ equity was $1.9 billion and the tangible common equity to tangible assets ratio3 was 8.13% at September 30, 2026, compared to $2.0 billion and 9.04%, respectively, at June 30, 2026. Enterprise Bank & Trust remains “well-capitalized,” with a common equity tier 1 ratio of 11.8% and a total risk-based capital ratio of 12.8% at September 30, 2026. The Company’s common equity tier 1 ratio and total risk-based capital ratio were 11.1% and 14.4%, respectively, at September 30, 2026.

The Company’s Board of Directors (the “Board”) approved a quarterly dividend of $0.36 per common share, payable on December 31, 2026 to stockholders of record as of December 15, 2026. The Board also declared a cash dividend of $12.50 per share of Series A Preferred Stock (or $0.3125 per depositary share) representing a 5% per annum rate for the period commencing (and including) September 15, 2026 to (but excluding) December 15, 2026. The dividend will be payable on December 15, 2026 to stockholders of record of Series A Preferred Stock as of November 30, 2026.
3 Tangible common equity to tangible assets ratio is a non-GAAP measure. Please refer to discussion and reconciliation of this measure in the accompanying financial tables.

Net Interest Income and NIM
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to the average interest-earning assets and interest-bearing liabilities, as well as the corresponding average interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	September 30, 2026			June 30, 2026			September 30, 2025
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,2]	$12,067,288	$195,309	6.42%	$11,775,879	$188,819	6.43%	$11,454,183	$191,589	6.64%
Taxable securities	2,589,972	29,378	4.50	2,539,301	27,898	4.41	2,100,748	21,705	4.10
Non-taxable securities[2]	1,294,511	12,510	3.83	1,294,693	12,317	3.82	1,252,557	11,503	3.64
Total securities	3,884,483	41,888	4.28	3,833,994	40,215	4.21	3,353,305	33,208	3.93
Interest-earning deposits	465,119	4,343	3.70	431,044	3,697	3.44	328,392	3,638	4.40
Total interest-earning assets	16,416,890	241,540	5.84	16,040,917	232,731	5.82	15,135,880	228,435	5.99
Noninterest-earning assets	1,279,189			1,266,799			1,042,208
Total assets	$17,696,079			$17,307,716			$16,178,088

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$3,641,074	$16,877	1.84%	$3,438,895	$15,149	1.77%	$3,298,022	$17,488	2.10%
Money market accounts	4,047,970	26,316	2.58	4,009,504	25,788	2.58	3,706,891	28,734	3.08
Savings accounts	536,184	170	0.13	546,880	164	0.12	532,015	183	0.14
Certificates of deposit	1,697,479	14,648	3.42	1,698,565	14,569	3.44	1,609,346	15,210	3.75
Total interest-bearing deposits	9,922,707	58,011	2.32	9,693,844	55,670	2.30	9,146,274	61,615	2.67
Subordinated debentures and notes	262,795	4,408	6.65	120,277	2,061	6.87	136,895	2,683	7.78
FHLB advances	19,511	200	4.07	88,011	861	3.92	106,130	1,207	4.51
Securities sold under agreements to repurchase	169,322	914	2.14	200,060	1,162	2.33	159,039	1,155	2.88
Other borrowings	36,262	95	1.04	84,609	843	4.00	56,164	444	3.14
Total interest-bearing liabilities	10,410,597	63,628	2.42	10,186,801	60,597	2.39	9,604,502	67,104	2.77

Noninterest-bearing liabilities:
Demand deposits	5,065,373			4,914,670			4,458,028
Other liabilities	179,865			154,012			151,432
Total liabilities	15,655,835			15,255,483			14,213,962
Stockholders' equity	2,040,244			2,052,233			1,964,126
Total liabilities and stockholders' equity	$17,696,079			$17,307,716			$16,178,088

Total net interest income		$177,912			$172,134			$161,331
Net interest margin			4.30%			4.30%			4.23%

[1] Average balances include nonaccrual loans. Interest income includes net loan fees of $2.0 million, $1.5 million, and $1.9 million for each of the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively.

[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $3.3 million, $3.4 million, and $3.0 million for each of the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively.

Net interest income of $174.6 million for the third quarter 2026 increased $5.9 million and $16.3 million from the linked and prior year quarters, respectively. Net interest income on a tax-equivalent basis was $177.9 million, $172.1 million and $161.3 million for the current, linked and prior year quarters, respectively. The increase from the linked quarter reflects organic loan growth and the benefit of one additional day compared to the linked quarter. These increases were partially offset by an increase in the average balance of interest-bearing liabilities. Compared to the prior year quarter, the increase in net interest income was primarily due to growth in the average balance of interest-earning assets and lower rates paid on interest-bearing liabilities, specifically certificates of deposit and money market accounts.

Interest income for the third quarter 2026 increased $8.9 million and $12.8 million from the linked and prior year quarters, respectively. The increase from the linked quarter was primarily due to a $291.4 million increase in average loans, a $50.5 million increase in average securities balances and one additional day during the period. Compared to the prior year quarter, the increase in interest income was primarily due to an increase of $613.1 million and $531.2 million in average loan and investment securities balances, respectively, partially offset by a 15 basis point decrease in the yield on interest-earning assets. The average interest rate of new loan originations in the third quarter 2026 was 6.61%, and investment purchases in the third quarter 2026 had a weighted average, tax-equivalent yield of 4.74%.

Interest expense in the third quarter 2026 increased $3.0 million and decreased $3.5 million from the linked and prior year quarters, respectively. Compared to the linked quarter, the increase in interest expense was primarily due to the first full quarter of $175 million of subordinated debt issued in the linked quarter and higher interest-bearing demand account balances, partially offset by the redemption of $7.7 million of 10.2% fixed rate trust preferred securities in the current quarter. Compared to the prior year quarter, the decrease was primarily due to decreased interest paid on interest-bearing liabilities, partially offset by a $806.1 million increase in the average balance of interest-bearing liabilities. The rate paid on interest-bearing liabilities was 2.42% during the third quarter 2026, compared to 2.39% and 2.77% in the linked and prior year quarters, respectively.

NIM, on a tax-equivalent basis, was 4.30% in the third quarter 2026, stable with the linked quarter and an increase of seven basis points from the prior year quarter. For the month of September 2026, the loan portfolio yield was 6.47% and the cost of total deposits was 1.57%.

Investments

	At
	September 30, 2026		June 30, 2026		September 30, 2025
($ in thousands)	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss
Available-for-sale (AFS)	$2,730,596	$(251,071)	$2,795,725	$(101,080)	$2,351,493	$(102,269)
Held-to-maturity (HTM)	1,030,084	(116,265)	1,036,477	(38,163)	1,081,847	(49,656)
Total	$3,760,680	$(367,336)	$3,832,202	$(139,243)	$3,433,340	$(151,925)

Investment securities totaled $3.8 billion at September 30, 2026, a decrease of $71.5 million from the linked quarter. The tangible common equity to tangible assets ratio adjusted for unrealized losses on HTM securities4 was 7.63% at September 30, 2026, compared to 8.87% at June 30, 2026.

4 The tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Loans
The following table presents total loans for the most recent five quarters:

	At
($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
C&I	$2,707,185	$2,628,065	$2,655,273	$2,606,472	$2,320,868
CRE investor owned	3,040,845	2,902,890	2,763,227	2,786,139	2,626,657
CRE owner occupied	1,454,715	1,421,859	1,452,350	1,404,704	1,296,902
SBA loans*	1,245,288	1,237,294	1,230,455	1,262,456	1,257,817
Sponsor finance*	713,614	708,449	661,946	694,905	774,142
Life insurance premium financing*	1,349,925	1,250,250	1,208,098	1,187,128	1,151,700
Tax credits*	749,810	725,452	702,080	802,818	780,767
Residential real estate	352,075	356,342	340,966	362,278	359,315
Construction and land development	681,068	608,923	621,988	633,803	784,218
Consumer**	50,180	52,875	56,397	59,635	230,723
Total loans	$12,344,705	$11,892,399	$11,692,780	$11,800,338	$11,583,109

Quarterly loan yield	6.42%	6.43%	6.38%	6.51%	6.64%

Loans by rate type (to total loans):
Fixed	37%	37%	37%	40%	41%
Variable:	63%	63%	63%	60%	59%
SOFR	33%	32%	32%	30%	29%
Prime	23%	24%	24%	23%	23%
Other	7%	7%	7%	7%	7%

Variable rate loans to total loans, adjusted for interest rate hedges	57%	58%	59%	56%	55%

*Specialty loan category
**Certain loans were reclassified from Consumer and into other categories in the fourth quarter of 2025. Prior period amounts were not adjusted.
Loans totaled $12.3 billion at September 30, 2026, an increase of $452.3 million compared to the linked quarter. The increase from the linked quarter was primarily driven by a 12% increase in the construction and land development portfolio, an 8% increase in the life insurance premium financing portfolio and a 5% increase in the CRE investor owned portfolio. Combined, these three categories accounted for $310 million in net loan growth during the current quarter. Loan production outpaced repayment activity in the quarter with loan volume of $1.3 billion compared to repayment activity of $800.7 million. Average line utilization was approximately 47% for the current and linked quarters, respectively, compared to 45% for the prior year quarter.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	At
($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Nonperforming loans*	$87,270	$76,144	$64,941	$82,809	$127,878
Other[1]	95,582	84,259	84,482	81,544	7,821
Nonperforming assets*	$182,852	$160,403	$149,423	$164,353	$135,699

Nonperforming loans to total loans	0.71%	0.64%	0.56%	0.70%	1.10%
Nonperforming assets to total assets	1.03%	0.92%	0.87%	0.95%	0.83%
Allowance for credit losses	$144,519	$139,238	$142,064	$140,022	$148,854
Allowance for credit losses to total loans	1.17%	1.17%	1.21%	1.19%	1.29%
Allowance for credit losses to nonperforming loans*	165.6%	182.9%	218.8%	169.1%	116.4%
Quarterly net charge-offs	$11,036	$13,555	$4,407	$20,674	$4,057

*Guaranteed balances excluded	$53,650	$40,698	$28,243	$28,903	$33,475
1OREO and repossessed assets transferred at fair value, and carried at the lesser of cost or market value.

The following table presents a summary of nonperforming assets by loan category as of September 30, 2026:

($ in thousands)	Nonperforming Loans	Government Guaranteed	Nonperforming Loans, net	ACL Reserve Allocation
C&I	$34,193	$(1,155)	$33,038	$(14,977)
CRE investor owned	32,762	(7,189)	25,573	(22)
CRE owner occupied	69,004	(43,300)	25,704	(1,482)
SBA (included in CRE owner occupied)	55,318	(43,300)	12,018	(658)
Other	4,961	(2,006)	2,955	(267)
Total	$140,920	$(53,650)	$87,270	$(16,748)
Other[1]			95,582
Nonperforming assets			$182,852

1OREO and repossessed assets transferred at fair value, and carried at the lesser of cost or market value.

Nonperforming assets increased $22.4 million and $47.2 million from the linked and prior year quarters, respectively. In the current quarter, the Company foreclosed on a CRE relationship with a book value of $15.5 million that was transferred to OREO at fair market value, less selling costs, resulting in a partial charge-off of $2.6 million. The increase in nonperforming assets compared to the linked quarter is primarily due to $18.0 million in agricultural-related loans, a $7.5 million CRE relationship and a $4.1 million C&I relationship that went on nonaccrual.

The provision for credit losses totaled $18.1 million in the third quarter 2026, compared to $14.2 million and $8.4 million in the linked and prior year quarters, respectively. The third quarter 2026 provision for credit losses was driven mainly by $11.0 million in net charge-offs, the increase in nonperforming loans and organic loan growth. Charge-offs during the period primarily consisted of a $7.0 million C&I relationship in Missouri and the $2.6 million charge-off noted above. Annualized net charge-offs totaled 36 basis points of average loans in the current quarter, compared to 46 basis points in the linked quarter and 14 basis points of average loans in the prior year quarter.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	At
($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Noninterest-bearing demand accounts	$5,043,875	$4,910,235	$4,828,375	$4,874,115	$4,386,513
Interest-bearing demand accounts	3,723,393	3,406,505	3,395,680	3,537,334	3,301,621
Money market and savings accounts	4,664,512	4,482,011	4,610,662	4,528,510	4,228,605
Brokered certificates of deposit	735,993	736,377	724,788	721,977	762,499
Other certificates of deposit	959,191	967,423	964,892	947,406	888,674
Total deposit portfolio	$15,126,964	$14,502,551	$14,524,397	$14,609,342	$13,567,912

Noninterest-bearing deposits to total deposits	33.3%	33.9%	33.2%	33.4%	32.3%
Quarterly cost of deposits	1.54%	1.53%	1.52%	1.64%	1.80%
Total deposits at September 30, 2026 were $15.1 billion, an increase of $624.4 million and $1.6 billion from the linked and prior year quarters, respectively. Average deposits for the three months ended September 30, 2026 were $15.0 billion, compared to $14.6 billion and $13.6 billion for the three months ended June 30, 2026 and September 30, 2025, respectively. Reciprocal deposits, which are placed through third party programs to provide FDIC insurance on larger deposit relationships, totaled $1.3 billion and $1.2 billion at September 30, 2026 and June 30, 2026, respectively.

Noninterest Income
The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	September 30, 2026	June 30, 2026	Increase (decrease)		September 30, 2025	Increase (decrease)
Deposit service charges	$5,407	$5,477	$(70)	(1)%	$4,935	$472	10%
Wealth management revenue	2,864	2,804	60	2%	2,571	293	11%
Card services revenue	2,621	2,545	76	3%	2,535	86	3%
Tax credit loss	(5,030)	(1,733)	(3,297)	(190)%	(300)	(4,730)	(1,577)%
Other income	7,352	4,385	2,967	68%	38,883	(31,531)	(81)%
Total noninterest income	$13,214	$13,478	$(264)	(2)%	$48,624	$(35,410)	(73)%

Total noninterest income was $13.2 million for the third quarter 2026, a decrease of $0.3 million and $35.4 million from the linked and prior year quarters, respectively. The decrease from the linked quarter was primarily due to lower tax credit income, partially offset by an increase in other income, which is discussed further below. Compared to the prior year quarter, the decrease was primarily due to a decrease in other income, consisting primarily of the anticipated insurance proceeds from the tax credit recapture, and lower tax credit income. Tax credit income is typically highest in the fourth quarter of each year and will vary in other periods based on transaction volumes and fair value changes. Changes in the interest rate environment had a negative impact on tax credit projects carried at fair value.

The following table presents a comparative summary of the major components of other income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	September 30, 2026	June 30, 2026	Increase (decrease)		September 30, 2025	Increase (decrease)
BOLI	$1,803	$2,427	$(624)	(26)%	$2,062	$(259)	(13)%
Community development investments	495	404	91	23%	309	186	60%
Gain on SBA loan sales	—	—	—	—%	1,140	(1,140)	(100)%
Gain on sales of fixed assets	—	687	(687)	(100)%	—	—	—%
Net gain (loss) on OREO	(1,402)	(302)	(1,100)	364%	7	(1,409)	(20,129)%
Net loss on sales of investment securities	—	(2,146)	2,146	(100)%	—	—	—%
Private equity fund distributions	149	283	(134)	(47)%	626	(477)	(76)%
Servicing fees	679	540	139	26%	587	92	16%
Swap fees	9	131	(122)	(93)%	341	(332)	(97)%
Anticipated insurance recoveries	—	—	—	—%	32,112	(32,112)	(100)%
Miscellaneous income	5,619	2,361	3,258	138%	1,699	3,920	231%
Total other income	$7,352	$4,385	$2,967	68%	$38,883	$(31,531)	(81)%

Other income in the third quarter 2026 increased $3.0 million and decreased $31.5 million compared to the linked and prior year quarters, respectively. The increase from the linked quarter was primarily due to a $3.8 million increase in rental income from OREO included in miscellaneous income and a $2.1 million net loss on sales of investment securities in the linked quarter that did not reoccur, partially offset by a $1.4 million net loss on OREO. Compared to the prior year quarter, the decrease was primarily driven by the $32.1 million in accrued insurance proceeds that are anticipated to be received as a result of the recaptured tax credits recognized in the prior year quarter that did not reoccur.

Noninterest Expense
The following table presents a comparative summary of the major components of noninterest expense for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	September 30, 2026	June 30, 2026	Increase (decrease)		September 30, 2025	Increase (decrease)
Employee compensation and benefits	$50,581	$53,114	$(2,533)	(5)%	$49,640	$941	2%
Deposit costs	27,482	27,832	(350)	(1)%	27,172	310	1%
Occupancy	5,893	5,909	(16)	—%	4,895	998	20%
Acquisition costs	—	—	—	—%	609	(609)	(100)%
Other expense	30,698	28,884	1,814	6%	27,474	3,224	12%
Total noninterest expense	$114,654	$115,739	$(1,085)	(1)%	$109,790	$4,864	4%

Noninterest expense decreased $1.1 million from the linked quarter and increased $4.9 million from the prior year quarter. The decrease from the linked quarter was primarily due to a $2.5 million decrease in employee compensation and benefits from a lower associate base and a reduction in variable compensation accruals, partially offset by an increase in loan, legal, foreclosure and property maintenance expenses related to OREO and loan workouts.

The increase in noninterest expense from the prior year quarter was primarily due to an increase of $2.5 million in loan, legal, foreclosure and property maintenance expenses related to OREO and loan workouts, and an increase in the associate base as a result of the Branch Acquisition and merit increases throughout 2025 and 2026. For the third quarter 2026, the core efficiency ratio5 was 58.9%, compared to 61.1% for the linked quarter and 61.0% for the prior year quarter.

Income Taxes
The effective tax rate for the current quarter was 22.9%, compared to 21.7% and 49.0% in the linked and prior year quarters, respectively. Included in tax expense during the prior year quarter is $24.1 million in transferrable tax credits that were recaptured as discussed above and approximately $8.0 million of incremental tax liability attributable to the anticipated insurance proceeds from the insured recaptured credits. Excluding these items, the adjusted effective tax rate5 for the third quarter 2025 was 20.0%. The increase in the effective tax rate from the linked and prior year quarters was due to an increase in state taxes.

Capital
The following table presents total equity and various capital ratios for the most recent five quarters:

	At
($ in thousands)	September 30, 2026*	June 30, 2026	March 31, 2026	December 31 2025	September 30, 2025
Stockholders’ equity	$1,917,326	$2,040,846	$2,022,204	$2,039,386	$1,982,332
Total risk-based capital to risk-weighted assets	14.4%	15.0%	13.9%	13.9%	14.4%
Tier 1 capital to risk weighted assets	12.2%	12.7%	12.9%	12.8%	13.3%
Common equity tier 1 capital to risk-weighted assets	11.1%	11.5%	11.7%	11.6%	12.0%
Leverage ratio	10.2%	10.4%	10.4%	10.5%	11.1%
Tangible common equity to tangible assets[5]	8.13%	9.04%	9.01%	9.07%	9.60%

*Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Total equity was $1.9 billion at September 30, 2026, a decrease of $123.5 million and $65.0 million from the linked and prior year quarters, respectively. The decrease in total equity was primarily due to higher unrealized losses on the AFS investment securities portfolio due to an increase in interest rates. Tangible book value per common share5 was $39.45 at September 30, 2026, compared to $42.30 and $41.58 at June 30, 2026 and September 30, 2025, respectively. The Company repurchased 525,767 shares at an average price of $64.74 in the third quarter 2026.

The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

5 Core efficiency ratio, adjusted effective tax rate, tangible common equity to tangible assets, and tangible book value per common share are non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, ROATCE, adjusted ROATCE, core efficiency ratio, adjusted effective tax rate, tangible common equity to tangible assets ratio, tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities, tangible book value per common share, return on average common equity, adjusted return on average common equity, allowance for credit losses to total loans excluding guaranteed loans, adjusted ROAA, and adjusted diluted earnings per share, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, ROATCE, adjusted ROATCE, core efficiency ratio, adjusted effective tax rate, tangible common equity to tangible assets ratio, tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities, tangible book value per common share, return on average common equity, adjusted return on average common equity, allowance for credit losses to total loans excluding guaranteed loans, adjusted ROAA and adjusted diluted earnings per share, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as the FDIC special assessment, acquisition costs, accrued insurance proceeds anticipated to be received as a result of recaptured tax credits, the net gain or loss on sales of fixed assets, the net gain or loss on OREO and the net gain or loss on sales of investment securities, that the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity to tangible assets ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Thursday, October 22, 2026. During the call, management will review the third quarter 2026 results and related matters. This press release as well as a related slide presentation will be accessible via the “Investor Relations” page of the Company’s website, https://investor.enterprisebank.com/events-and-presentations, prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-833-461-5787. After connecting, you may say the name of the conference or enter the Conference ID 416436528. We encourage participants to pre-register for the conference call using the following link: https://bit.ly/EFSC3Q2026EarningsCallRegistration. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. A recorded replay of the conference call will be available on the website after the call’s completion. The replay will be available for at least two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $17.8 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Global Select Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, liquidity, yields and returns, loan diversification and credit management, stockholder value creation and the impact of acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma”, “pipeline” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses and grow the acquired operations, the Company’s ability to collect insurance proceeds from claims made related to tax recapture events, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), impacts of trade and tariff policies, U.S. fiscal debt, budget, debt ceiling and tax matters , and any slowdown in global economic growth, risks associated with rapid increases or decreases in prevailing interest rates, our ability to attract and retain deposits and access to other sources of liquidity, changes in business prospects that could impact goodwill estimates and assumptions, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services, changes in accounting policies and practices or accounting standards, natural disasters (including wildfires and earthquakes), terrorist activities, war and geopolitical instability (including in Israel, Iran and Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, or other health emergencies and their effects on economic and business environments in which we operate, including the related disruption to the financial market and other economic activity, cybersecurity threats and the cost of defending against them, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results.

For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact:

Investor Relations
Keene Turner, Senior Executive Vice President, CFO and COO (314) 512-7233
Dakota Danescu, Senior Investor Relations Analyst (314) 810-3623

Media
Steve Richardson, Senior Vice President, Corporate Communications (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended					Nine months ended
(in thousands, except per share data)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
EARNINGS SUMMARY
Net interest income	$174,606	$168,716	$166,147	$168,174	$158,286	$509,469	$458,564
Provision for credit losses	18,107	14,210	7,243	9,236	8,447	39,560	17,101
Noninterest income	13,214	13,478	19,088	25,412	48,624	45,780	87,711
Noninterest expense	114,654	115,739	115,137	114,532	109,790	345,530	315,275
Income before income tax expense	55,059	52,245	62,855	69,818	88,673	170,159	213,899
Income tax expense	12,615	11,318	13,493	15,024	43,438	37,426	67,319
Net income	42,444	40,927	49,362	54,794	45,235	132,733	146,580
Preferred stock dividends	938	937	938	937	938	2,813	2,813
Net income available to common stockholders	$41,506	$39,990	$48,424	$53,857	$44,297	$129,920	$143,767

Diluted earnings per common share	$1.14	$1.09	$1.30	$1.45	$1.19	$3.54	$3.86
Adjusted diluted earnings per common share[1]	1.17	1.13	1.31	1.36	1.20	3.61	3.88
Return on average assets	0.95%	0.95%	1.16%	1.27%	1.11%	1.02%	1.23%
Adjusted return on average assets[1]	0.98%	0.98%	1.16%	1.19%	1.12%	1.04%	1.24%
Return on average common equity[1]	8.37%	8.10%	9.80%	10.95%	9.29%	8.75%	10.45%
Adjusted return on average common equity[1]	8.58%	8.37%	9.84%	10.28%	9.40%	8.93%	10.51%
ROATCE[1]	10.74%	10.39%	12.53%	14.02%	11.56%	11.22%	13.10%
Adjusted ROATCE[1]	11.01%	10.73%	12.59%	13.15%	11.70%	11.44%	13.18%
Net interest margin (tax-equivalent)	4.30%	4.30%	4.28%	4.26%	4.23%	4.29%	4.20%
Efficiency ratio	61.0%	63.5%	62.2%	59.2%	53.1%	62.2%	57.7%
Core efficiency ratio[1]	58.9%	61.1%	60.2%	58.3%	61.0%	60.1%	59.7%

Assets	$17,792,510	$17,399,009	$17,227,828	$17,300,884	$16,402,405
Average assets	$17,696,079	$17,307,716	$17,311,103	$17,099,429	$16,178,088	$17,439,709	$15,895,563
Period end common shares outstanding	35,775	36,258	36,581	36,965	37,011
Dividends per common share	$0.35	$0.34	$0.33	$0.32	$0.31	$1.02	$0.90
Tangible book value per common share[1]	$39.45	$42.30	$41.38	$41.37	$41.58
Tangible common equity to tangible assets[1]	8.13%	9.04%	9.01%	9.07%	9.60%
Total risk-based capital to risk-weighted assets[2]	14.4%	15.0%	13.9%	13.9%	14.4%

[1] Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2] Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended					Nine months ended
(in thousands, except per share data)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
INCOME STATEMENTS
NET INTEREST INCOME
Interest income	$238,234	$229,313	$225,091	$232,273	$225,390	$692,638	$656,137
Interest expense	63,628	60,597	58,944	64,099	67,104	183,169	197,573
Net interest income	174,606	168,716	166,147	168,174	158,286	509,469	458,564
Provision for credit losses	18,107	14,210	7,243	9,236	8,447	39,560	17,101
Net interest income after provision for credit losses	156,499	154,506	158,904	158,938	149,839	469,909	441,463

NONINTEREST INCOME
Deposit service charges	5,407	5,477	5,256	5,081	4,935	16,140	14,295
Wealth management revenue	2,864	2,804	2,712	2,642	2,571	8,380	7,814
Card services revenue	2,621	2,545	2,535	2,621	2,535	7,701	7,374
Tax credit income (loss)	(5,030)	(1,733)	(179)	3,180	(300)	(6,942)	4,517
Insurance recoveries[1]	—	—	—	—	32,112	—	32,112
Other income	7,352	4,385	8,764	11,888	6,771	20,501	21,599
Total noninterest income	13,214	13,478	19,088	25,412	48,624	45,780	87,711

NONINTEREST EXPENSE
Employee compensation and benefits	50,581	53,114	55,759	50,149	49,640	159,454	148,012
Deposit costs	27,482	27,832	25,996	27,471	27,172	81,310	75,760
Occupancy	5,893	5,909	5,902	5,764	4,895	17,704	14,390
FDIC special assessment	—	—	—	(652)	—	—	—
Acquisition costs	—	—	—	2,548	609	—	1,127
Other expense	30,698	28,884	27,480	29,252	27,474	87,062	75,986
Total noninterest expense	114,654	115,739	115,137	114,532	109,790	345,530	315,275

Income before income tax expense	55,059	52,245	62,855	69,818	88,673	170,159	213,899

Income tax expense	12,615	11,318	13,493	15,024	11,326	37,426	35,207
Tax credit recapture and provision for anticipated tax applied to related insurance recoveries[2]	—	—	—	—	32,112	—	32,112
Total income tax expense	12,615	11,318	13,493	15,024	43,438	37,426	67,319
Net income	$42,444	$40,927	$49,362	$54,794	$45,235	$132,733	$146,580
Preferred stock dividends	938	937	938	937	938	2,813	2,813
Net income available to common stockholders	$41,506	$39,990	$48,424	$53,857	$44,297	$129,920	$143,767

Basic earnings per common share	$1.15	$1.10	$1.31	$1.46	$1.20	$3.56	$3.89
Diluted earnings per common share	$1.14	$1.09	$1.30	$1.45	$1.19	$3.54	$3.86

[1] Represents anticipated proceeds from a pending insurance claim related to a third quarter 2025 solar tax credit recapture event.
[2] Represents recapture of $24.1 million solar tax credit and approximately $8.0 million of estimated tax liability related to anticipated proceeds from pending insurance claim related to a third quarter 2025 recapture event.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At
($ in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
BALANCE SHEET

ASSETS
Cash and due from banks	$213,259	$273,875	$258,542	$208,080	$208,455
Interest-earning deposits	275,281	278,852	376,824	474,720	264,399
Debt and equity investments	3,881,344	3,960,834	3,911,106	3,810,876	3,527,467
Loans held for sale	202	1,145	418	928	681

Loans	12,344,705	11,892,399	11,692,780	11,800,338	11,583,109
Allowance for credit losses	(144,519)	(139,238)	(142,064)	(140,022)	(148,854)
Total loans, net	12,200,186	11,753,161	11,550,716	11,660,316	11,434,255

Fixed assets, net	56,819	57,318	57,956	58,993	49,248
Goodwill	416,968	416,968	416,968	416,968	365,164
Intangible assets, net	16,948	18,228	19,525	21,175	6,140
Other assets	731,503	638,628	635,773	648,828	546,596
Total assets	$17,792,510	$17,399,009	$17,227,828	$17,300,884	$16,402,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing deposits	$5,043,875	$4,910,235	$4,828,375	$4,874,115	$4,386,513
Interest-bearing deposits	10,083,089	9,592,316	9,696,022	9,735,227	9,181,399
Total deposits	15,126,964	14,502,551	14,524,397	14,609,342	13,567,912
Subordinated debentures and notes	258,409	265,910	93,759	93,688	93,617
FHLB advances	64,000	208,000	—	—	327,000
Other borrowings	179,532	208,166	319,345	387,717	247,006
Other liabilities	246,279	173,536	268,123	170,751	184,538
Total liabilities	15,875,184	15,358,163	15,205,624	15,261,498	14,420,073
Stockholders’ equity:
Preferred stock	71,988	71,988	71,988	71,988	71,988
Common stock	358	363	366	370	370
Additional paid-in capital	976,905	986,133	990,394	1,000,775	997,446
Retained earnings	1,064,907	1,056,072	1,041,038	1,020,840	980,548
Accumulated other comprehensive loss	(196,832)	(73,710)	(81,582)	(54,587)	(68,020)
Total stockholders’ equity	1,917,326	2,040,846	2,022,204	2,039,386	1,982,332
Total liabilities and stockholders’ equity	$17,792,510	$17,399,009	$17,227,828	$17,300,884	$16,402,405

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Nine months ended
	September 30, 2026			September 30, 2025
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
AVERAGE BALANCE SHEET

Assets
Interest-earning assets:
Loans[1,2]	$11,874,692	$569,508	6.41%	$11,351,848	$561,635	6.61%
Taxable securities	2,537,213	83,384	4.39	1,964,496	59,270	4.03
Nontaxable securities[2]	1,296,933	37,217	3.84	1,181,460	31,360	3.55
Total securities	3,834,146	120,601	4.21	3,145,956	90,630	3.85
Interest-earning deposits	466,757	12,573	3.60	373,870	12,130	4.34
Total interest-earning assets	16,175,595	702,682	5.81	14,871,674	664,395	5.97
Noninterest-earning assets	1,264,114			1,023,889
Total assets	$17,439,709			$15,895,563

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$3,511,893	$46,966	1.79%	$3,230,832	$51,697	2.14%
Money market accounts	4,003,666	77,302	2.58	3,656,546	85,675	3.13
Savings accounts	540,544	486	0.12	533,084	555	0.14
Certificates of deposit	1,687,456	43,676	3.46	1,491,047	42,933	3.85
Total interest-bearing deposits	9,743,559	168,430	2.31	8,911,509	180,860	2.71
Subordinated debentures and notes	159,552	7,991	6.70	150,015	7,982	7.11
FHLB advances	37,810	1,117	3.95	96,396	3,295	4.57
Securities sold under agreements to repurchase	212,777	3,690	2.32	211,429	4,764	3.01
Other borrowings	71,712	1,941	3.62	42,932	672	2.09
Total interest-bearing liabilities	10,225,410	183,169	2.39	9,412,281	197,573	2.81

Noninterest-bearing liabilities:
Demand deposits	4,993,391			4,420,552
Other liabilities	164,714			151,199
Total liabilities	15,383,515			13,984,032
Stockholders' equity	2,056,194			1,911,531
Total liabilities and stockholders' equity	$17,439,709			$15,895,563

Total net interest income		$519,513			$466,822
Net interest margin			4.29%			4.20%

[1] Average balances include nonaccrual loans. Interest income includes net loan fees of $4.9 million and $5.3 million for the nine months ended September 30, 2026 and September 30, 2025, respectively.
[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $10.0 million and $8.3 million for the nine months ended September 30, 2026 and September 30, 2025, respectively.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At or for the quarter ended
($ in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
LOAN PORTFOLIO
Commercial and industrial	$5,467,434	$5,257,840	$5,168,533	$5,231,616	$4,943,561
Commercial real estate	5,725,119	5,556,856	5,453,966	5,453,821	5,178,649
Construction real estate	744,787	663,480	667,703	687,584	858,146
Residential real estate	357,184	361,346	346,181	367,682	365,010
Consumer	50,181	52,877	56,397	59,635	237,743
Total loans	$12,344,705	$11,892,399	$11,692,780	$11,800,338	$11,583,109

DEPOSIT PORTFOLIO
Noninterest-bearing demand accounts	$5,043,875	$4,910,235	$4,828,375	$4,874,115	$4,386,513
Interest-bearing demand accounts	3,723,393	3,406,505	3,395,680	3,537,334	3,301,621
Money market and savings accounts	4,664,512	4,482,011	4,610,662	4,528,510	4,228,605
Brokered certificates of deposit	735,993	736,377	724,788	721,977	762,499
Other certificates of deposit	959,191	967,423	964,892	947,406	888,674
Total deposits	$15,126,964	$14,502,551	$14,524,397	$14,609,342	$13,567,912

AVERAGE BALANCES
Loans	$12,067,288	$11,775,879	$11,777,727	$11,794,459	$11,454,183
Securities	3,884,483	3,833,994	3,782,844	3,623,965	3,353,305
Interest-earning assets	16,416,890	16,040,917	16,065,112	15,971,267	15,135,880
Assets	17,696,079	17,307,716	17,311,103	17,099,429	16,178,088
Deposits	14,988,080	14,608,514	14,609,433	14,537,381	13,604,302
Stockholders’ equity	2,040,244	2,052,233	2,076,504	2,022,472	1,964,126
Tangible common equity[1]	1,533,720	1,544,417	1,567,129	1,524,453	1,520,476

YIELDS (tax-equivalent)
Loans	6.42%	6.43%	6.38%	6.51%	6.64%
Securities	4.28	4.21	4.13	4.02	3.93
Interest-earning assets	5.84	5.82	5.77	5.86	5.99
Interest-bearing deposits	2.32	2.30	2.31	2.46	2.67
Deposits	1.54	1.53	1.52	1.64	1.80
Subordinated debentures and notes	6.65	6.87	6.59	6.61	7.78
FHLB advances and other borrowed funds	2.13	3.08	2.92	3.27	3.47
Interest-bearing liabilities	2.42	2.39	2.37	2.52	2.77
Net interest margin	4.30	4.30	4.28	4.26	4.23
1 Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
ASSET QUALITY
Net charge-offs	$11,036	$13,555	$4,407	$20,674	$4,057
Nonperforming loans	87,270	76,144	64,941	82,809	127,878
Classified assets	416,025	413,779	430,288	410,485	352,792
Nonperforming loans to total loans	0.71%	0.64%	0.56%	0.70%	1.10%
Nonperforming assets to total assets	1.03%	0.92%	0.87%	0.95%	0.83%
Allowance for credit losses to total loans	1.17%	1.17%	1.21%	1.19%	1.29%
Allowance for credit losses to total loans, excluding guaranteed loans[1]	1.27%	1.27%	1.32%	1.29%	1.40%
Allowance for credit losses to nonperforming loans	165.6%	182.9%	218.8%	169.1%	116.4%
Net charge-offs to average loans - annualized	0.36%	0.46%	0.15%	0.70%	0.14%

WEALTH MANAGEMENT
Trust assets under management	$3,128,732	$3,060,836	$2,882,919	$2,750,803	$2,566,784

SHARE DATA
Book value per common share	$51.58	$54.30	$53.31	$53.22	$51.62
Tangible book value per common share[1]	$39.45	$42.30	$41.38	$41.37	$41.58
Market value per share	$58.95	$65.88	$54.11	$54.00	$57.98
Period end common shares outstanding	35,775	36,258	36,581	36,965	37,011
Average basic common shares	36,055	36,438	36,907	36,997	37,015
Average diluted common shares	36,359	36,697	37,152	37,265	37,333

CAPITAL
Total risk-based capital to risk-weighted assets[2]	14.4%	15.0%	13.9%	13.9%	14.4%
Tier 1 capital to risk-weighted assets[2]	12.2%	12.7%	12.9%	12.8%	13.3%
Common equity tier 1 capital to risk-weighted assets[2]	11.1%	11.5%	11.7%	11.6%	12.0%
Tangible common equity to tangible assets[1]	8.13%	9.04%	9.01%	9.07%	9.60%

[1] Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2] Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended					Nine months ended
($ in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
CORE EFFICIENCY RATIO
Net interest income (GAAP)	$174,606	$168,716	$166,147	$168,174	$158,286	$509,469	$458,564
Tax-equivalent adjustment	3,306	3,418	3,320	3,477	3,045	10,044	8,258
Noninterest income (GAAP)	13,214	13,478	19,088	25,412	48,624	45,780	87,711
Less insurance recoveries[1]	—	—	—	—	32,112	—	32,112
Less gain on sales of fixed assets	—	687	—	—	—	687	—
Less net gain (loss) on sales of investment securities	—	(2,146)	—	(57)	—	(2,146)	106
Less net gain (loss) on OREO	(1,402)	(302)	(295)	6,169	7	(1,999)	86
Core revenue (non-GAAP)	$192,528	$187,373	$188,850	$190,951	$177,836	$568,751	$522,229

Noninterest expense (GAAP)	$114,654	$115,739	$115,137	$114,532	$109,790	$345,530	$315,275
Less FDIC special assessment	—	—	—	(652)	—	—	—
Less amortization on intangibles	1,279	1,297	1,400	1,380	736	3,976	2,344
Less acquisition costs	—	—	—	2,548	609	—	1,127
Core noninterest expense (non-GAAP)	$113,375	$114,442	$113,737	$111,256	$108,445	$341,554	$311,804

Core efficiency ratio (non-GAAP)	58.9%	61.1%	60.2%	58.3%	61.0%	60.1%	59.7%
[1]Represents anticipated proceeds from a pending insurance claim related to a third quarter 2025 solar tax credit recapture event.

	Quarter ended
(in thousands, except per share data)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
TANGIBLE COMMON EQUITY, TANGIBLE BOOK VALUE PER COMMON SHARE AND TANGIBLE COMMON EQUITY RATIO
Stockholders’ equity (GAAP)	$1,917,326	$2,040,846	$2,022,204	$2,039,386	$1,982,332
Less preferred stock	71,988	71,988	71,988	71,988	71,988
Less goodwill	416,968	416,968	416,968	416,968	365,164
Less intangible assets	16,948	18,228	19,525	21,175	6,140
Tangible common equity (non-GAAP)	$1,411,422	$1,533,662	$1,513,723	$1,529,255	$1,539,040
Less net unrealized losses on HTM securities, after tax	87,082	28,584	39,080	26,431	37,341
Tangible common equity adjusted for unrealized losses on HTM securities (non-GAAP)	$1,324,340	$1,505,078	$1,474,643	$1,502,824	$1,501,699

Common shares outstanding	35,775	36,258	36,581	36,965	37,011
Tangible book value per common share (non-GAAP)	$39.45	$42.30	$41.38	$41.37	$41.58

Total assets (GAAP)	$17,792,510	$17,399,009	$17,227,828	$17,300,884	$16,402,405
Less goodwill	416,968	416,968	416,968	416,968	365,164
Less intangible assets	16,948	18,228	19,525	21,175	6,140
Tangible assets (non-GAAP)	$17,358,594	$16,963,813	$16,791,335	$16,862,741	$16,031,101

Tangible common equity to tangible assets (non-GAAP)	8.13%	9.04%	9.01%	9.07%	9.60%
Tangible common equity to tangible assets adjusted for unrealized losses on HTM securities (non-GAAP)	7.63%	8.87%	8.78%	8.91%	9.37%

	Quarter ended					Nine months ended
($ in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (ROATCE), RETURN ON AVERAGE ASSETS (ROAA) AND DILUTED EARNINGS PER SHARE
Average stockholder’s equity (GAAP)	$2,040,244	$2,052,233	$2,076,504	$2,022,472	$1,964,126	$2,056,194	$1,911,531
Less average preferred stock	71,988	71,988	71,988	71,988	71,988	71,988	71,988
Less average goodwill	416,968	416,968	416,968	414,858	365,164	416,968	365,164
Less average intangible assets	17,568	18,860	20,419	11,173	6,498	18,938	7,248
Average tangible common equity (non-GAAP)	$1,533,720	$1,544,417	$1,567,129	$1,524,453	$1,520,476	$1,548,300	$1,467,131

Net income (GAAP)	$42,444	$40,927	$49,362	$54,794	$45,235	$132,733	$146,580
FDIC special assessment (after tax)	—	—	—	(488)	—	—	—
Acquisition costs (after tax)	—	—	—	1,742	549	—	1,011
Less net gain on sales of fixed assets (after tax)	—	515	—	—	—	515	—
Less net gain (loss) on sales of investment securities (after tax)	—	(1,607)	—	(43)	—	(1,607)	80
Less net gain (loss) on OREO (after tax)	(1,050)	(226)	(221)	4,621	5	(1,497)	64
Net income adjusted (non-GAAP)	$43,494	$42,245	$49,583	$51,470	$45,779	$135,322	$147,447
Less preferred stock dividends	938	937	938	937	938	2,813	2,813
Net income available to common stockholders adjusted (non-GAAP)	$42,556	$41,308	$48,645	$50,533	$44,841	$132,509	$144,634

Return on average common equity (non-GAAP)	8.37%	8.10%	9.80%	10.95%	9.29%	8.75%	10.45%
Adjusted return on average common equity (non-GAAP)	8.58%	8.37%	9.84%	10.28%	9.40%	8.93%	10.51%
ROATCE (non-GAAP)	10.74%	10.39%	12.53%	14.02%	11.56%	11.22%	13.10%
Adjusted ROATCE (non-GAAP)	11.01%	10.73%	12.59%	13.15%	11.70%	11.44%	13.18%

Average assets	$17,696,079	$17,307,716	$17,311,103	$17,099,429	$16,178,088	$17,439,709	$15,895,563
Return on average assets (GAAP)	0.95%	0.95%	1.16%	1.27%	1.11%	1.02%	1.23%
Adjusted return on average assets (non-GAAP)	0.98%	0.98%	1.16%	1.19%	1.12%	1.04%	1.24%
Average diluted common shares	36,359	36,697	37,152	37,265	37,333	36,727	37,273
Diluted earnings per share (GAAP)	$1.14	$1.09	$1.30	$1.45	$1.19	$3.54	$3.86
Adjusted diluted earnings per share (non-GAAP)	$1.17	$1.13	$1.31	$1.36	$1.20	$3.61	$3.88

	Quarter ended
($ in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
CALCULATION OF PRE-PROVISION NET REVENUE (PPNR)
Net interest income (GAAP)	$174,606	$168,716	$166,147	$168,174	$158,286
Noninterest income (GAAP)	13,214	13,478	19,088	25,412	48,624
FDIC special assessment	—	—	—	(652)	—
Acquisition costs	—	—	—	2,548	609
Less net loss on sales of investment securities	—	(2,146)	—	(57)	—
Less net gain (loss) on OREO	(1,402)	(302)	(295)	6,169	7
Less gain on sales of fixed assets	—	687	—	—	—
Less insurance recoveries	—	—	—	—	32,112
Less noninterest expense (GAAP)	114,654	115,739	115,137	114,532	109,790
PPNR (non-GAAP)	$74,568	$68,216	$70,393	$74,838	$65,610

	At
($ in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
ALLOWANCE TO LOANS RATIO EXCLUDING GUARANTEED LOANS
Loans (GAAP)	$12,344,705	$11,892,399	$11,692,780	$11,800,338	$11,583,109
Less guaranteed loans	946,578	939,255	935,409	960,132	922,168
Adjusted loans (non-GAAP)	$11,398,127	$10,953,144	$10,757,371	$10,840,206	$10,660,941

Allowance for credit losses	$144,519	$139,238	$142,064	$140,022	$148,854
Allowance for credit losses/loans (GAAP)	1.17%	1.17%	1.21%	1.19%	1.29%
Allowance for credit losses/adjusted loans (non-GAAP)	1.27%	1.27%	1.32%	1.29%	1.40%

	Quarter ended
($ in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
ADJUSTED EFFECTIVE TAX RATE
Income before income tax expense (GAAP)	$55,059	$52,245	$62,855	$69,818	$88,673
Less insurance recoveries[1]	—	—	—	—	32,112
Adjusted income before income tax expense (non-GAAP)	$55,059	$52,245	$62,855	$69,818	$56,561

Income tax expense (GAAP)	$12,615	$11,318	$13,493	$15,024	$43,438
Less tax credit recapture and provision for anticipated tax applied to related insurance recoveries[1]	—	—	—	—	32,112
Adjusted income tax expense (non-GAAP)	$12,615	$11,318	$13,493	$15,024	$11,326

Effective tax rate (GAAP)	22.9%	21.7%	21.5%	21.5%	49.0%
Adjusted effective tax rate (non-GAAP)	22.9%	21.7%	21.5%	21.5%	20.0%
[1]Represents $32.1 million of anticipated proceeds from a pending insurance claim related to a third quarter 2025 solar tax credit recapture event included in noninterest income, and $24.1 million of tax liability related to the anticipated recapture plus approximately $8.0 million of estimated tax liability related to the anticipated proceeds from the pending insurance claim included in income tax expense.